UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2018

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33100	43-2109021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Owens Corning Parkway Toledo, Ohio		43659
(Address of Principal Executive Offices)		(Zip Code)

(419) 248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On December 22, 2017, U.S. tax reform legislation known as the Tax Cuts and Jobs Act (the “Act”) was signed into law. The Act makes substantial changes to U.S. tax law, including a reduction in the corporate tax rate from 35% to 21% beginning in 2018, deemed repatriation of foreign earnings, and significant changes to the taxation of foreign earnings going forward.

Owens Corning (the “Company”) currently estimates that the Act will result in a one-time, non-cash charge of approximately $100 million in the fourth quarter of 2017. The Company believes the amount of future income not subject to U.S. federal income taxes is broadly unchanged as the reduction of the U.S. federal net operating loss is expected to be substantially offset by the ability to utilize foreign tax credits caused by the one-time tax on foreign earnings. The Company is still in the process of analyzing the one-time and ongoing impacts of the Act and thus, this estimate is preliminary and subject to change, and any changes could be material. The Company will provide further information on the fourth quarter and full-year impacts of the Act when it files its 2017 Form 10-K, which is scheduled for February 21, 2018.

Item 8.01.	Other Events.

The information from Item 2.02 above is incorporated by reference into this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In particular, the statements regarding the Company’s expectations for a charge incurred in the fourth quarter of 2017 as a result of the Act and the amount of future income not subject to U.S. federal income taxes are forward-looking. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements, including the possibility that the actual amounts and effects of the one-time tax charge might be different from the estimated amount set forth herein due to, among other things, changes in interpretations and assumptions made, additional guidance that may be issued, the finalization of the Company’s financial statements for the period ended December 31, 2017 and actions taken by the Company as a result of the effectiveness of the Act. Additional risks, uncertainties and other factors are factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this Current Report on Form 8-K speaks as of January 23, 2018, and is subject to change. The Company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS CORNING

January 23, 2018	By:	/s/ Ava Harter
Ava Harter
Senior Vice President, General Counsel and Secretary